Exhibit 2.1

AGREEMENT and plan of merger

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of the 29th day of January 2016, by and among Magnolia Solar Corporation, a Nevada corporation (“MSC”), Magnolia Solar Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of MSC (the “Merger Sub”) and EcoArk, Inc., a Delaware Corporation (the “Company”). MSC, the Merger Sub and the Company are at times collectively referred to herein individually as a “Party” and collectively as the “Parties.”

PREAMBLE

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the Surviving Corporation, in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), whereby each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than Dissenting Shares, will be converted into the right to receive a number of shares of common stock of MSC, par value $0.001 par value (“ MSC Common Stock”) determined as provided herein;

WHEREAS, the board of directors of the Company has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and (iii) recommended that the Company’s stockholders approve this Agreement and the Merger;

WHEREAS, the boards of directors of MSC and the Merger Sub have, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of MSC and the Merger Sub and their respective stockholders and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

Definitions. When used in this Agreement, the following terms shall have the meanings set forth below (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Affiliate” means, with respect to any person, any other person controlling, controlled by or under common control with such person. The term “Control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 10% of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

“Amendments” shall have the meaning set forth in Section 2.35.

“Applicable Date” shall have the meaning set forth in Section 2.8.

“Balance Sheet Date” shall have the meaning set forth in Section 2.6.

“Business Day” means any day other than Saturday, Sunday and any day on which banking institutions in the United States are authorized by law or other governmental action to close.

“Certificate of Merger” shall have the meaning set forth in Section 1.2.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Closing Form 8-K” shall have the meaning set forth in Section 4.9.

“Commission” means the United States Securities and Exchange Commission.

“Company Board Designees” shall have the meaning set forth in Section 5.2.

“Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in Control of the Company.

“Company Charter Documents” shall have the meaning set forth in Section 3.1.

“Company GAAP Financial Statements” shall have the meaning set forth in Section 3.8.

“Company Off-The-Shelf Software” shall have the meaning set forth in Section 3.16.

“Company Officer Designees” shall have the meaning set forth in Section 4.10.

“Company Properties” shall have the meaning set forth in Section 3.15(a).

“Company Related Parties” shall have the meaning set forth in Section 9.3.

“Company Stock Option” shall have the meaning set forth in Section 1.4.

“Contracts” means any and all contracts, agreements, commitment, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, Encumbrances, evidence of indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, whether written or oral and whether or not entered into in the ordinary and usual course of the Person’s business, excluding any Permits.

“Convertible Debt” means any debt obligation of MSC that is convertible into MSC Common Stock at the option of the holder of such convertible debt or otherwise.

“Damages” means any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties and attorneys’ and accountants’ fees and disbursements).

“Dissenting Shares” shall have the meaning set forth in Section 1.5.

“Effective Time” shall have the meaning set forth in Section 1.2.

“Encumbrances” means any and all liabilities, security interests, mortgages, pledges, hypothecations, charges, claims, options, rights to acquire, easements, adverse interests, factoring arrangements, assignments, deposit arrangements, encumbrances, restrictions, liens (statutory or other), or preferences, priorities or other security agreement or preferential arrangements of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Environmental Laws” means any national, federal, provincial, state or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code requirement or agreement with any Governmental Authority (x) relating to pollution (or the cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or Damages for injury or loss of natural resources, or (y) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now or hereafter in effect. The term “Environmental Laws” includes, without limitation, any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or Damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exchange Ratio” shall have the meaning set forth in Section 1.3.

“Expiration Date” shall have the meaning set forth in Section 9.1.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form 8-K Business Disclosures” shall have the meaning set forth in Section 4.9.

“Form 8-K Financial Information” shall have the meaning set forth in Section 4.9.

“Forms 8-K” shall have the meaning set forth in Section 3.6.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination.

“GAAP Financial Statements” shall have the meaning set forth in Section 2.6.

“Governmental Authority” means any nation or country (including, but not limited to, the United States) and any commonwealth, territory or possession thereof and any government or governmental or regulatory, legislative, executive authority thereof, or commission, department or political subdivision thereof, whether federal, state, provincial, regional, municipal, local or foreign, or any department, board, bureau, agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including, but not limited to, the Commission and FINRA.

“Initial Form 8-K” shall have the meaning set forth in Section 4.7.

“Intellectual Property” means all domestic or foreign rights in, to and concerning: (i) inventions and discoveries (whether patented, patentable or unpatentable and whether or not reduced to practice), including ideas, research and techniques, technical designs, and specifications (written or otherwise), improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, inventor’s certificates, and patent disclosures, together with divisions, continuations, continuations-in-part, revisions, reissuances and reexaminations thereof; (ii) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, trade dress, logos, symbols, trade names, assumed names, fictitious names, corporate names and other indications or indicia of origin, including translations, adaptations, derivations, modifications, combinations and renewals thereof; (iii) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of data or information), copyrights therein and thereto, moral rights, and rights equivalent thereto, including but not limited to, the rights of attribution, assignation and integrity; (iv) trade secrets, confidential and/or proprietary information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, schematics, designs, discoveries, drawings, prototypes, specifications, hardware configurations, customer and supplier lists, financial information, pricing and cost information, financial projections, and business and marketing methods plans and proposals) (collectively “Trade Secrets”); (v) computer software, including programs, applications, source and object code, data bases, data, models, algorithms, flowcharts, tables and documentation related to the foregoing; (vi) other similar tangible or intangible intellectual property or proprietary rights, information and technology and copies and tangible embodiments thereof (in whatever form or medium); (vii) all applications to register, registrations, restorations, reversions and renewals or extensions of the foregoing; (viii) internet domain names; and (ix) all the goodwill associated with each of the foregoing and symbolized thereby; and (x) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.

“KBL” shall have the meaning set forth in Section 3.8.

“Knowledge” means with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Legal Proceeding” means any private or governmental action, suit, complaint, arbitration, mediation, legal or administrative proceeding or investigation.

“Legal Requirements” means any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person’s business, operations or Properties.

“Liability” means any liability, obligation or indebtedness of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Material Adverse Effect” means any change, event, development, or effect that is materially adverse to the business, Liabilities, Properties, results of operations, condition (financial or otherwise) or working capital of MSC or the Company, as the case may be, or the ability of any Party to consummate on a timely basis the Transactions; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse change, event, development, or effect arising from or relating to the taking of any action contemplated by this Agreement, and (b) any adverse change in or effect on the business of MSC or the Company, as the case may be, that is cured by such Party before the Closing Date.

“Merger Sub Charter Documents” shall have the meaning set forth in Section 2.1.

“MSC Charter Documents” shall have the meaning set forth in Section 2.1.

“MSC Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in Control of MSC.

“MSC Leased Property” shall have the meaning set forth in Section 2.14.

“MSC Off-The-Shelf Software” shall have the meaning set forth in Section 2.15.

“MSC Meeting” shall have the meaning set forth in Section 3.28.

“MSC Related Parties” shall have the meaning set forth in Section 9.3.

“MSC Shareholder Approval” shall mean the affirmative vote (in person or by proxy) of all the Amendments by the holders of a majority of the outstanding shares of MSC Common Stock at the MSC Meeting.

“Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

“Permitted Encumbrances” means the following Encumbrances with respect to the properties and assets of the Company: (i) Encumbrances for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company’s books; (ii) Encumbrances of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of the Company’s business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on ’s books; (iii) Encumbrances incurred in the ordinary course of the Company’s business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of the Company’s business or to secure obligations on surety or appeal bonds; and (iv) easements, restrictions and other minor defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, materially and adversely affect the value of or the Company’s use or occupancy of the property affected thereby.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Properties” means any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Company, MSC, an MSC Control Person and/or a Company Control Person.

“Proxy Statement” shall have the meaning set forth in Section 2.35.

“Purchase Right” with respect to any Person means any security, right, subscription, warrant, option or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person.

“Regulated Substances” means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

“Reverse Split” shall have the meaning set forth in Section 2.35.

“SEC Reports” means all reports required to be filed by MSC with the Commission pursuant to the Securities Act and the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Schedules” mean the schedules identified in this Agreement provided by the disclosing party to the receiving party.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad-valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any federal, state, local and foreign tax return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“Termination Fee” shall have the meaning set forth in Section 9.3.

“Transaction Documents” means this Agreement and each other agreement, document, instrument or certificate to be executed by or on behalf of MSC, Merger Sub or the Company in connection with the consummation of the transactions contemplated hereby.

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Transactions” means the transactions contemplated by this Agreement.

“Uncured Inaccuracy” with respect to a representation or warranty of a Party to the Agreement as of a particular date shall be deemed to exist only if such representation or warranty shall be inaccurate as of such date as if such representation or warranty were made as of such date, and the inaccuracy in such representation or warranty shall not have been cured since such date; provided, however, that if such representation or warranty by its terms speaks as of the date of the Agreement or as of another specific date, then there shall not be deemed to be an Uncured Inaccuracy in such representation or warranty unless such representation or warranty shall have been inaccurate as of the date of the Agreement or such other specific date, respectively, and the inaccuracy in such representation or warranty shall not have been cured since such date.

Recitals. The above WHEREAS clauses are hereby incorporated by reference into this Agreement as if fully stated herein.

Construction and Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include the other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; and (v) the word “including” does not imply any limitation to the item or matter mentioned.

ARTICLE I

THE MERGER; OTHER MATTERS

1.1 The Merger

(a)  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Delaware General Corporate Laws (the “DGCL”), at the Effective Time, the Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and the Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b)  The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the DGCL The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of the Company as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Corporation and as provided by the DGCL.

(c)  The directors of the Company immediately prior to the Effective Time shall, from and after the Effective Time, become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

(d)  If at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.2 Closing and Effective Time.

(a) The closing of the Merger (the “Closing”) shall take place at the offices of Sichenzia Ross Friedman Ference LLP not later than five (5) business days after all of the conditions to closing specified in this Agreement (other than those conditions requiring the execution or delivery of a Document or the taking of some action at the Closing) have been fulfilled or waived by the Party entitled to waive that condition; provided, however, that the Closing may take place other means as may be mutually agreed upon in advance by the Parties. The date on which the Closing is held is referred to in this Agreement as the “Closing Date.”

(b) The effective time of the Merger (the “Effective Time”) shall occur upon the filing with the (i) Secretary of State of the State of Delaware Certificate of Merger (the “Certificate of Merger”) substantially in the form of Exhibit A appended hereto and executed in accordance with the applicable provisions of the DGCL, or (ii) at such later time as may be agreed to by MSC and the Company and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article IX, the Parties shall cause the Certificate of Merger to be filed as soon as practicable after the Closing.

1.3 Conversion of Securities

At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the shares of capital stock of each of the Company and the Merger Sub shall be converted as follows:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of Merger Sub’s common stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(b) Capital Stock of Company. Each share of Company Common Stock that is issued and outstanding at the Effective Time, as set forth in Section 3.7, other than Dissenting Shares, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 0.5 shares of MSC Common Stock (the “Exchange Ratio”) for each share of Company Common Stock. All such Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the MSC Common Stock paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

1.4 Treatment of Company Stock Options and Convertible Notes. (a) Each option to purchase common stock of the Company (“Company Stock Option”) shall be deemed to constitute an option to purchase, on the same terms, conditions and restrictions as were applicable under such Company Stock Option (including the vesting schedule) without any change thereto (including any acceleration of vesting except as otherwise required by the terms of the agreements listed in the Schedules hereto) resulting from the Merger, that number of shares of MSC Common Stock which is equal to the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number (after taking into account all Company Stock Options held by the holder of such Company Stock Option), at an exercise price per share of MSC Common Stock equal to the amount determined by dividing the exercise price per share of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number up to the nearest whole cent.

(b) Each convertible note to purchase common stock of the Company shall be deemed to constitute an convertible note to purchase, on the same terms, conditions and restrictions as were applicable under such Company Stock Convertible note (including the vesting schedule) without any change thereto (including any acceleration of vesting except as otherwise required by the terms of the agreements listed in the Schedules hereto) resulting from the Merger, that number of shares of MSC Common Stock which is equal to the number of shares of Company Common Stock that were subject to such Company Stock Convertible note immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number (after taking into account all Company Stock Convertible notes held by the holder of such Company Stock Convertible note), at an exercise price per share of MSC Common Stock equal to the amount determined by dividing the exercise price per share of Company Common Stock subject to such Company Stock Convertible note immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number up to the nearest whole cent.

1.5 Dissenting Shares. Notwithstanding anything to the contrary in this Agreement, if appraisal rights are available to holders of the Company Common Stock pursuant to Section 262 of the DGCL (“Section 262”), each outstanding share of Company Common Stock, the holder of which has demanded and perfected his demand for appraisal of the fair value of such shares in accordance with Section 262 and has not effectively withdrawn or lost his right to such appraisal (the “Dissenting Shares”), shall not be converted into or represent a right to receive the MSC Common Stock, but the holder thereof shall be entitled only to such rights as are granted by Section 262. The Company shall give MSC prompt notice upon receipt of any such written demands for appraisal of the fair value of shares of Company Common Stock and of withdrawals of such demands and any other instruments provided to the Company pursuant to Section 262.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF MSC

MSC and Merger Sub hereby jointly represent and warrant to the Company as of the date hereof and as of the Closing Date that:

2.1 Corporate Organization. MSC and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, which in the case of MSC is Nevada, and in the case of Merger Sub is Delaware, and has full corporate power and authority to carry on its business as it is now being conducted and to own the Properties it now owns, all of which Properties are listed on Schedule 2.1(a), and (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in such other states in which it does business, except where such failure to be so qualified or licensed does not have a material adverse effect on MSC’s or the Subsidiary’s business; MSC and each of its Subsidiaries is duly and properly registered pursuant to applicable state laws and regulations in all states where the conduct of MSC’s and/or each of its Subsidiaries business as presently conducted requires such registration. The copies of the Articles of Incorporation and Bylaws of MSC (the “MSC Charter Documents”) and Certificate of Incorporation and Bylaws of Merger Sub (the “Merger Sub Charter Documents”) to be provided by MSC to the Company hereunder are complete and correct copies of such instruments as presently in effect.

2.2 Authority. MSC and Merger Sub each has the corporate power and the authority to execute, deliver and perform this Agreement and each other Transaction Document to which it is party and to carry out the Transactions. The execution, delivery and performance of this Agreement by MSC and Merger Sub have been duly authorized by their respective boards of directors. No other corporate proceedings on the part of MSC or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement and the performance of the Transactions other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL. This Agreement has been duly executed and delivered by MSC and Merger Sub and, assuming due execution and delivery hereof by the Company, is a valid and legally binding agreement of each of the Parties hereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles, and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

2.3 Capitalization. As of the date hereof, the authorized capital stock of MSC consists of (i) 75,000,000 shares of MSC Common Stock and (ii) no shares of preferred stock. As of the date hereof (i) 49,004,912 shares of MSC Common Stock are issued and outstanding, and (ii) no shares of MSC Common Stock are held by MSC in its treasury. As of the Closing Date, the authorized capital stock of MSC shall consist of (i) 100,000,000 shares of MSC Common Stock and (ii) 5,000,000 shares of “blank check” preferred stock. As of the Closing Date (subject to rounding for fractional shares in connection with the Reverse Split): (i) no more than 1,353,362 shares of MSC Common Stock shall be issued and outstanding on a fully diluted basis, (ii) no shares of MSC Common Stock shall be held by MSC in its treasury, and (iii) no shares of preferred stock of MSC shall be issued or outstanding. After giving effect to the issuance of the MSC Common Stock to the shareholders of the Company pursuant to the Merger (subject to rounding for fractional shares in connection with the Reverse Split ), current shareholders of MSC will own 4.66% of the shares of MSC Common Stock (1,353,362 of 29,048,428) issued and outstanding, and the current shareholders of the Company will own the remaining 95.34% (27,696,066 of 29,048,428) of such shares where each such figure is calculated on a fully diluted basis. As of the date hereof, the Merger Sub has 100 shares issued and outstanding.

Other than as set forth above or on Schedule 2.3 hereto, no shares of capital stock or other voting or non-voting securities of MSC are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of MSC are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any Purchase Right, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of the State of Nevada, the MSC Charter Documents, or any Contract to which MSC is a party or otherwise bound. Except as contemplated by this Agreement or as set forth on Schedule 2.3, there are no oral and/or written, direct and/or indirect options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which MSC is a party or by which it is bound; (a) obligating MSC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, MSC, (b) obligating MSC to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of MSC. As of the date of this Agreement, but excepting the Merger, there are no outstanding contractual obligations of MSC to repurchase, redeem or otherwise acquire any shares of capital stock of MSC. To MSC’s Knowledge, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of MSC issued prior to the Closing complied with all applicable federal and state securities laws and MSC has not been notified by the Commission, FINRA, any state securities commission or any other Governmental Authority of the absence of compliance by MSC with any federal and state securities laws or other Legal Requirements. No shareholder has a matured and/or unmatured right of rescission or claim for Damages with respect thereto.

2.4 Consents; Permits; Defaults. No notification to and no authorization, consent, approval, license, permit, registration, declaration, filing or order of any Governmental Authority is required by or with respect to, MSC or Merger Sub in connection with the execution, delivery and performance of this Agreement and/or the Transaction Documents by MSC and Merger Sub, except for the filing of the Certificate of Merger and any filing required to be made with the Commission and under state blue sky laws. MSC and Merger Sub have all Permits required in connection with the operation of its business as presently conducted, except for those that the absence of which do not affect and will not affect, materially and adversely, the business, financial condition or the results of operations of MSC or Merger Sub. All such Permits are listed on Schedule 2.4. No notice has been issued and no investigation, inquiry or review is pending or, to MSC’s or Merger Sub’s Knowledge, threatened by any Governmental Authority with respect to (i) any alleged violation by MSC or Merger Sub of any law, ordinance, regulation, order, policy, guideline or any other Legal Requirement of any Governmental Authority, or (ii) any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of MSC and Merger Sub. There are no defaults, and neither MSC or Merger Sub have any Knowledge of any reason why any default will occur hereafter, whether as a result of the consummation of the Merger or the other Transactions or otherwise, in any obligation to be performed by any party to a Contract to which MSC or Merger Sub is a party or by which it is bound.

2.5 No Conflict. None of the execution, delivery or performance of this Agreement by MSC and Merger Sub, the consummation by MSC and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by MSC and Merger Sub with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the MSC Charter Documents or Merger Sub Charter Documents; (b) assuming that all consents, approvals, authorizations and permits described in Section 2.4 have been obtained and all filings and notifications described in Section 2.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Legal Requirement applicable to MSC or Merger Sub or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance upon any of the respective properties or assets of MSC or Merger Sub pursuant to any Contract or permit to which MSC or Merger Sub is a party or by which it or any of its properties or assets may be bound or affected, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Encumbrances which, individually or in the aggregate, have not had a Material Adverse Effect on MSC or Merger Sub.

2.6 Financial Statements.

(a) MSC has delivered or made available (for purposes of this section, filings that are publicly available prior to the date hereof on the EDGAR system of the Commission under the name of MSC are deemed to have been made available) to the Company: (i) a true and complete copy of MSC’s unaudited consolidated balance sheet as of September 30, 2015 (the “Balance Sheet Date”) and the related unaudited consolidated statements of operations and statements of cash flows for the nine month periods then ended and (ii) a true and complete copy of MSC’s audited balance sheets as of December 31, 2014 and December 31, 2013 and the related audited statements of operations, statements of cash flows and statement of changes in stockholders’ deficit for each of the years ended December 31, 2014 and December 31, 2013, prepared in accordance with GAAP, together with the report of KBL, LLP, MSC’s independent registered public accounting firm (“KBL”), (such statements, including the related notes and schedules thereto, are referred to herein as the “GAAP Financial Statements”). The GAAP Financial Statements have been prepared from, are in accordance with, and accurately reflect, the books and records of MSC, comply in all material respects with applicable accounting requirements in the case of the GAAP Financial Statements; fairly present in all material respects the financial position and the results of operations and cash flows (and changes in financial position, if any) of MSC as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end adjustments that are not material either individually or in the aggregate and the absence of footnotes). The GAAP Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as set forth in the notes thereto). The GAAP Financial Statements are in form appropriate for filing with the Commission.

(b) KBL, which has certified MSC’s GAAP Financial Statements and related schedules, is an independent registered public accounting firm with respect to MSC as required by the Securities Act and the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board (United States).

(c) There are no relationships or services, or any other factors that may affect the objectivity and independence of KBL under applicable auditing standards. KBL has not performed any non-audit services for any Person related to MSC.

(d) The Merger Sub does not have any financial statements.

2.7 Contracts.

(a) Schedule 2.7(a) contains an accurate and complete list and terms of all Contracts of MSC and its Subsidiaries. Other than as set forth on such otherwise set forth on Schedule 2.7(a), neither MSC nor any of its Subsidiaries is a party to or bound by any of the following, whether written or oral:

(i) Any Contract that cannot by its terms be terminated by MSC or its Subsidiaries with thirty (30) days’ or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

(ii) Any Contract or commitment for capital expenditures by MSC or its Subsidiaries in excess of $10,000 per calendar quarter in the aggregate;

(iii) Any lease or license with respect to any Properties, whether as landlord, tenant, licensor or licensee;

(iv) Any Contract or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

(v) Any Contract with any Affiliate of MSC or its Subsidiaries relating to the provision of goods or services by or to MSC;

(vi) Any Contract for the sale of any assets;

(vii) Any Contract that purports to limit MSC’s or its Subsidiaries’ freedom to compete freely in any line of business or in any geographic area;

(viii) Any preferential purchase right, right of first refusal, or similar agreement; or

(ix) Any other Contract that is material to the business of MSC or its Subsidiaries.

(b) All of the Contracts listed or required to be listed in Schedule 2.7(a) are valid, binding and in full force and effect, and neither MSC nor its Subsidiaries has been notified or advised by any party thereto of such party’s intention or desire to terminate or modify any such Contract in any respect. Neither MSC nor, to the Knowledge of MSC, any other party is in breach of any of the terms or covenants of any Contract listed or required to be listed on Schedule 2.7(a). Following the Closing, MSC and its Subsidiaries will continue to be entitled to all of the benefits currently held by MSC and its Subsidiaries under each Contract listed or required to be listed on Schedule 2.7(a).

(c) Neither MSC nor its Subsidiaries is a party to or bound by any Contract or Contracts the terms of which were arrived at by, or otherwise reflect, less-than-arm’s-length negotiations or bargaining.

2.8 Absence of Certain Changes or Events.

(a) Since December 31, 2014 (the “Applicable Date”), there has not been:

(i) any event, circumstance or change that had or might have a material adverse effect on the business, operations, prospects, Properties, financial condition or working capital of MSC or is Subsidiaries;

(ii) any damage, destruction or loss (whether or not covered by insurance) that had or might have a material adverse effect on the business, operations, prospects, Properties or financial condition of MSC or is Subsidiaries; or

(iii) any material adverse change in MSC’s or its Subsidiaries’ sales patterns, pricing policies, accounts receivable or accounts payable.

(b) Since the Applicable Date, MSC and its Subsidiaries have not:

(i) merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person;

(ii) purchased any securities of any Person;

(iii) created, incurred, assumed, guaranteed or otherwise become liable or obligated with respect to any Liabilities, or made any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

(iv) made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of MSC or its Subsidiaries’ business operations;

(v) entered into, amended or terminated a Contract;

(vi) sold, transferred, leased, mortgaged, encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties.

(vii) settled any claim or litigation, or filed any motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

(viii) incurred or approved, or entered into any Contract, agreement or commitment to make, any expenditure in excess of $50,000;

(ix) maintained its records and/or any other books of account other than in the usual, regular and ordinary manner in accordance with GAAP and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under GAAP;

(x) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment);

(xi) suffered any extraordinary losses or waived any rights of material value;

(xii) made any payment to any Affiliate or forgiven any indebtedness due or owing from any Affiliate to MSC or its Subsidiaries;

(xiii) engaged in any one or more activities or transactions with an Affiliate or outside the ordinary course of business;

(xiv) declared, set aside or paid any dividends, or made any distributions or other payments in respect of its equity securities, or repurchased, redeemed or otherwise acquired any such securities;

(xv) amended its Articles of Incorporation or Bylaws or other charter documents; or

(xvi) agreed or committed to do any of the foregoing.

2.9 Absence of Undisclosed Liabilities and Agreements. MSC does not have any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise) which are not accurately reflected or provided for in the balance sheet dated as of the Balance Sheet Date included within the GAAP Financial Statements (whether or not they are required to be disclosed under GAAP), other than (a) those incurred in the ordinary course of MSC’s business since Applicable Date and (b) those material obligations arising subsequent to the date hereof pursuant to the express terms of executory Contracts, which executory Contracts (to the extent such Contracts are material to the business of MSC) are identified on Schedule 2.9. Neither MSC nor any of its officers or directors has effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulations S-K of the Commission) since December 31, 2014. Except as set forth on Schedule 2.9, as of the Closing MSC and its Subsidiaries will have no Liabilities.

2.10 Compliance with Legal Requirements. The business of MSC has been operated in compliance with all laws, ordinances, rules, regulations and orders of all Governmental Authorities and the OTCQB, except where such failure would not have a material adverse effect on MSC or its business. MSC has filed all reports and statements, including but not limited to the SEC Reports, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Authority or any other body having jurisdiction over MSC’s operations. MSC has not received any written communication from a Governmental Authority that alleges that MSC is not in compliance with any federal, state, local or foreign laws, ordinances and regulations or has not made all of the filings required by all such authorities, organizations and agencies.

2.11 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of MSC and its Subsidiaries have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects. All Taxes payable by or on behalf of MSC and its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, MSC has made due and sufficient accruals for such Taxes in the GAAP Financial Statements and in its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of MSC. MSC and its Subsidiaries have complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, equity owner or other third party and have duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Legal Requirements.

(b) MSC has delivered to the Company complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of MSC and its Subsidiaries relating to the taxable periods since January 1, 2012 and (ii) any audit report issued within the last three (3) years relating to any Taxes due from or with respect to MSC. Schedule 2.11(b) lists each such audit. To MSC’s Knowledge, there are no audits or investigations of MSC or its Subsidiaries by any Taxing Authority in progress, nor has MSC or its Subsidiaries received any notice from any Taxing Authority that it intends to conduct such an audit or investigation. No claim has been made by a Taxing Authority in a jurisdiction where MSC or its Subsidiaries do not file Tax Returns to the effect that MSC or its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of MSC or its Subsidiaries arising as a result of any failure (or alleged failure) to pay any Tax. MSC has disclosed on its federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income Tax within the meaning of Section 6662 of the Code, and MSC has not participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(c) MSC and its Subsidiaries have not (i) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (ii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter. Neither MSC nor its Subsidiaries is a foreign person within the meaning of Sections 7701(a) (1) and 7701(a) (5) of the Code. MSC and its Subsidiaries have never been a shareholder of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes. Neither MSC nor its Subsidiaries is a party to any Tax allocation or Tax sharing agreement nor has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Legal Requirement), as a transferee or successor, by contract, or otherwise.

(d) Neither MSC nor its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that obligates it to make any payments that are not deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). Neither MSC nor its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code.

2.12 Absence of Questionable Payments. Neither MSC nor any Subsidiary, Affiliate, director, officer, employee, agent, representative or other Person acting on behalf of MSC or its Subsidiaries has: (i) used any funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities of foreign, federal, state or local government officials or others in violation of any Legal Requirement (including the Foreign Corrupt Practices Act of 1977, as amended), or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

2.13 Litigation. There is no claim, action, suit or proceeding pending or, to the Knowledge of MSC or its Subsidiaries, threatened against any of MSC, its Subsidiaries, or its Properties which, if adversely determined, will affect or can reasonably be expected to affect materially and adversely, MSC or its Subsidiaries, or which seeks to prohibit, restrict or delay consummation of the Transactions or any of the conditions to consummation of such Transaction, nor is there any judgment, decree, injunction, ruling or order of any court, Governmental Authority, including, but not limited to, the Commission, any commission, agency or instrumentality or arbitrator outstanding against MSC having, or which may in the future have, any such effect. Neither MSC nor any Affiliate thereof is under investigation with respect to, any violation of any provision of any federal or state law or administrative regulation in respect of the business of MSC or its Subsidiaries. Neither MSC nor its Subsidiaries is a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Authority or any other person which has affected or may affect materially and adversely the MSC Common Stock to be issued to the shareholders of the Company pursuant to the Merger.

2.14 Title to Property.

(a) Personal Property. MSC has delivered to the Company true, correct and complete copies of the all leases of personal property used in the business of MSC and its Subsidiaries, together with all amendments, modifications or supplements thereto. Each of such leases is in full force and effect and MSC and its Subsidiaries have not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by MSC or its Subsidiaries under any of such leases and, to the Knowledge of MSC, no other party is in default thereof. All material items of personal property used in the business of MSC and its Subsidiaries are in good operating condition and fit for operation in the ordinary course of MSC’s and its Subsidiaries’ business (subject to normal wear and tear) with no defects that could reasonably be expected to interfere with the conduct of the normal operation of such items and are suitable for the purposes for which they are currently being used.

(b) Real Property.

(i) Neither MSC nor its Subsidiaries own any real property. MSC and its Subsidiaries’ only leased property are the properties in Woburn, Massachusetts (collectively, the “MSC Leased Property”).

(ii) All real estate Taxes for which MSC or its Subsidiaries is responsible with respect to any MSC Leased Property (and which are not otherwise incorporated into payments made under any lease), have been paid in full, as and when due.

2.15 Intellectual Property.

(a) Schedule 2.15(a) sets forth an accurate and complete list of the MSC Intellectual Property as follows: (i) all patents, marks and copyrights owned by, controlled by or filed in the name of MSC or its Subsidiaries that have been issued or registered in any jurisdiction, or for which an application to issue or register the rights in such Intellectual Property has been filed in any jurisdiction, (ii) all marks owned by MSC or its Subsidiaries that are material to their business but that are not registered or subject to an application to register and (iii) all software that is owned exclusively by MSC or its Subsidiaries that is material to the operation of the business of MSC or its Subsidiaries as presently conducted and presently proposed to be conducted by MSC or its Subsidiaries. Schedule 2.15(a) lists the jurisdictions in which each such item of MSC Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed, and the name of the owner of each such registration or application. To the Knowledge of MSC, all of MSC’s patents are valid.

(b) Except as set forth on Schedule 2.15(b), MSC and its Subsidiaries own or possess adequate rights to use all Intellectual Property necessary to carry on the their businesses. MSC and its Subsidiaries have taken all steps necessary to perfect their ownership of and interest in their Intellectual Property.

(c) MSC’s and its Subsidiaries’ products and services, and the conduct of the business of MSC and its Subsidiaries as presently conducted do not infringe, violate or constitute an unauthorized use or misappropriation of any Intellectual Property Right or other similar right, or any contractual right, of any Person.

(d) Except as set forth on Schedule 2.15(d), each item of MSC’s Intellectual Property that has been issued and registered in any jurisdiction by MSC or its Subsidiaries is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such registered MSC Intellectual Property have been paid and all necessary documents and certificates in connection with such registered Intellectual Property owned by MSC or its Subsidiaries have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Intellectual Property.

(e) Except as set for in Schedule 2.15(e), no other Person has any rights to any material Intellectual Property owned by MSC or its Subsidiaries.

(f) Except with respect to licenses of generally available, commercial, off-the-shelf software licensed pursuant to standardized end-user or enterprise licenses for software in object code format available for a license fee of no more than $5,000 (collectively, “MSC Off-The-Shelf Software”), and except pursuant to the Intellectual Property Licenses listed in Schedule 2.15(f) or as reflected in the GAAP Financial Statements, neither MSC nor its Subsidiaries is under any liability whatsoever to make any payments or provide any other consideration, to any Person with respect to MSC’s or its Subsidiaries use of any Intellectual Property in connection with the conduct of the business of MSC and its Subsidiaries as presently conducted.

(g) Schedule 2.15(g) sets forth a complete and accurate list of all Contracts to which MSC and its Subsidiaries is a party (other than licenses to MSC or its Subsidiaries of MSC Off-The-Shelf-Software) that (i) grant any Intellectual Property licenses to or from MSC or its Subsidiaries, (ii) contain a covenant not to compete or otherwise limit MSC’s or its Subsidiaries ability to use or exploit fully any of the MSC Intellectual Property, or (iii) contain an agreement by MSC or its Subsidiaries to indemnify any other Person against any claim of infringement of, violation, misappropriation or unauthorized use of any intellectual property rights of any third Person. MSC has delivered to the Company true, correct and complete copies of each Contract set forth on Schedule 2.15(g), together with all amendments, modifications or supplements thereto. All MSC Intellectual Property licenses are valid, binding and enforceable agreements, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors’ rights.

(h) MSC has taken all commercially reasonable steps to protect the secrecy and confidentiality of all Trade Secrets of MSC and its Subsidiaries.

(i) Except as set forth on Schedule 2.15(i), MSC and its Subsidiaries is not, or has not been at any time during the five (5) years prior to the date hereof, the subject of any pending or, to the Knowledge of MSC, threatened Legal Proceedings which involve a claim of infringement, misappropriation, unauthorized use or violation of any Intellectual Property rights of any Person, or challenging MSC’s or its Subsidiaries ownership, use, validity or enforceability of any Intellectual Property. Except as set forth on Schedule 2.15(i), MSC and its Subsidiaries have not received notice of any such threatened claim and to the Knowledge of MSC, there are no facts or circumstances that would form the basis for any such claim. To MSC’s Knowledge, all of MSC’s and its Subsidiaries’ rights in and to their Intellectual Property are valid and enforceable in all material respects.

(j) To the Knowledge of MSC, no Person is infringing, violating, misusing or misappropriating any MSC Intellectual Property, and no claims of such infringements, violations, misuse or misappropriations have been made against any Person by any of the Persons in MSC or its Subsidiaries.

(k) Except as set forth on Schedule 2.15(k), no present or former employee or consultant of MSC or its Subsidiaries has any right, title, or interest, directly or indirectly, in whole or in part, in any MSC Intellectual Property owned or used by any of the Persons in MSC or its Subsidiaries. To the Knowledge of MSC, no employee, consultant or independent contractor of any of the Persons in MSC or its Subsidiaries is, as a result of or in the course of such employee, consultant or independent contractor’s engagement by MSC, in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement. Each employee of and consultant to MSC and its Subsidiaries is bound by a non-disclosure and assignment of inventions agreement, copies of which have been made available to the Company.

(l) MSC and its Subsidiaries have at all times complied in all material respects with all applicable Legal Requirements, as well as its own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by MSC in the conduct of its business. No claims have been asserted or, to MSC’s Knowledge, threatened against any Person in MSC or its Subsidiaries alleging a violation of any Person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any Legal Requirement or rule, policy, or procedure related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by MSC or its Subsidiaries in the conduct of the their businesses. Each Person in MSC and its Subsidiaries takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

2.16 Banks. Schedule 2.16 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which MSC or its Subsidiaries has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of MSC and its Subsidiaries in matters concerning any of its business or affairs. No such proxies, powers of attorney or other like instruments are irrevocable. MSC has furnished the Company with true and complete copies of all such accounts, credit lines, and safe deposit boxes or vaults and any other such document that it has had since its inception.

2.17 Absence of Certain Business Practices. Neither MSC nor its Subsidiaries or any other Affiliate or agent of MSC or its Subsidiaries, or any other person acting on behalf of or associated with MSC or its Subsidiaries, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier; or (b) directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, any official or employee of any government (domestic or foreign), or other person who was, is or may be in a position to help or hinder the business of MSC (or assist MSC in connection with any actual or proposed transaction), in each case which (i) may subject MSC to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the business, financial condition, operations or prospects of MSC, or (iii) if not continued in the future, may adversely affect the business, financial condition, operations or prospects of MSC.

2.18 Transactions with Affiliates. Neither MSC nor its Subsidiaries has purchased, acquired or leased any Property or services from, or sold, transferred or leased any Property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with any officer, director or shareholder of MSC or its Subsidiaries or any of their respective Affiliates. No Affiliate of MSC or its Subsidiaries is indebted to MSC or its Subsidiaries for money borrowed or other loans or advances, and neither MSC nor its Subsidiaries is indebted to any such Affiliate.

2.19 Absence of Certain MSC Control Person Actions or Events. To MSC’s Knowledge, none of the following has occurred during the past three (3) years with respect to a MSC Control Person:

(a) A petition under the federal bankruptcy laws or any provincial or state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or Property of such MSC Control Person, or any partnership in which he was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two (2) years before the time of such filing;

(b) Such MSC Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) Such MSC Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, his engagement in (i) any type of business practice, or (ii) any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d) Such MSC Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such MSC Control Person to engage in any activity described in paragraph (c) of this item, or to be associated with Persons engaged in any such activity; or

(e) Such MSC Control Person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

2.20 Reports. MSC has filed in a timely manner with the Commission all SEC Reports required to be filed pursuant to the Securities Act and Exchange Act and is current in its reporting obligations. As of their respective dates, all SEC Reports complied in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.21 Books and Records; Internal Accounting Controls. The books and records of MSC accurately reflect in all material respects the information relating to the business of MSC, the location and collection of its Properties and the nature of all transactions giving rise to the obligations or accounts receivable of MSC to the extent required to be contained therein. MSC maintains a system of internal accounting controls sufficient to provide reasonable assurance that; (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences. All such books and records are appended to, and a description of the internal accounting controls is listed on, Schedule 2.21.

2.22 No Integrated Offering. Neither MSC, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent MSC from selling securities within the six (6) months following the Closing Date, whether pursuant to Rule 506 promulgated under the Securities Act or otherwise.

2.23 Common Stock Symbol. The MSC Common Stock is currently eligible for quotation and is quoted on the OTCQB under the symbol “MGLT”.

2.24 No Commission or FINRA Inquiries; Delisting. To the best of MSC’s Knowledge, MSC is not, and has never been, the subject of any formal or informal inquiry or investigation by the Commission or FINRA. MSC has no Knowledge of any action by the Commission or FINRA that seeks to remove the shares of MSC Common Stock from the OTCQB or otherwise render such shares ineligible for quotation and trading on the OTCQB.

2.25 Disclosure of Material Information. Neither MSC nor any other Person acting on its behalf has provided or will provide the Company or its agents or counsel with any information that MSC believes constitutes material non-public information (other than with respect to the Transactions), unless prior thereto the Company shall have executed a written agreement regarding the confidentiality and use of such information. MSC understands and confirms that the Company will be relying on the foregoing representations in effecting transactions in securities of MSC.

2.26 Labor Matters. Neither MSC nor its Subsidiaries is a party to any representation or collective bargaining agreement with any employees.

2.27 Employment Agreements and Plans. MSC has furnished the Company with a list of all employment, consulting, advisory and confidentiality agreements to which MSC and its Subsidiaries is a party. MSC has delivered to the Company true and complete copies of each such agreement (or written descriptions thereof for any such agreements which are not in writing). MSC and its Subsidiaries have not and do not maintain or contribute to any outstanding incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, consultant, retirement, pension, medical, dental, disability or other benefit plans or arrangements with or for the benefit of any officer, employee or former officer, employee of MSC or its Subsidiaries or for the benefit of any distributor, sales representative or other person resulting from a relationship with MSC or its Subsidiaries.

2.28 Insurance. MSC has furnished the Company with a list of all material bonds and liability, fire and other insurance contracts of whatsoever description to which MSC or its Subsidiaries is a party, and under which MSC or its Subsidiaries is or was a beneficiary.

2.29 MSC Common Stock. The MSC Common Stock to be issued to shareholders of the Company pursuant to this Agreement will be duly authorized and reserved for issuance and when issued in accordance with this Agreement, will be validly issued and outstanding, fully paid and non-assessable and vest in the holder thereof free and clear of any restrictions on transfer (other than any restrictions under applicable state or federal securities laws), Taxes, Encumbrances, options, warrants, Purchase Rights, Contracts, commitments, equities, claims, and demands and will not be subject to any pre-emptive or other similar rights.

2.30 Due Diligence. All documents and other materials relating to MSC and its Subsidiaries provided to the Company in connection with this Agreement are true and correct in all material respects and do not contain any misstatement and/or omission.

2.31 Prior Sales of Securities. All prior sales of securities by MSC were either properly registered under the federal and/or state securities laws or issued pursuant to an exemption therefrom and all such sales were all done in accordance with all laws, rules and regulations and no Person/entity has any rescission and/or similar rights with respect to any MSC Common Stock. MSC has no matured and/or unmatured rescission and/or similar rights to its shareholders.

2.32 DTC Eligibility. MSC’s transfer agent is a participant in and the MSC Common Stock is eligible for transfer pursuant to the Depository Trust Company’s Fast Automated Securities Transfer Program.

2.33 No Subsidiaries. MSC has no Subsidiaries other than Magnolia Solar, Inc. and Merger Sub. MSC owns all of the outstanding capital stock of Magnolia Solar, Inc. and Merger Sub free and clear of any Encumbrances.

2.34 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for MSC or Merger Sub or any of their Affiliates in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

2.35 Proxy Statement. None of the information supplied or to be supplied by MSC for inclusion in the Proxy Statement to be prepared on Schedule 14A in accordance with the Exchange Act (the “Proxy Statement”) to be to be filed with the Commission and sent to the shareholders of MSC in connection with the MSC Meeting (as hereinafter defined), including all amendments and supplements to the Proxy Statement, shall on the date or dates the Proxy Statement is first mailed to the shareholders of MSC and on the date or dates of the MSC Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that MSC is not responsible for any information supplied by the Company or any of its Affiliates. The Proxy Statement shall include proposals with respect to the: (i) a 250-for-one reverse split of the MSC Common Stock (the “Reverse Split”), (ii) the increase in the authorized MSC Common Stock to 100,000,000; (iii) the creation of 5,000,000 shares of “blank check” preferred stock, (iv) the change in MSC’s name to EcoArk Holdings, Inc., and (v) any other proposals to which the Parties shall mutually agree (collectively, the “Amendments”).

2.36 Disclosure. No representation or warranty by MSC or Merger Sub in this Agreement, any other Transaction Documents and the Exhibits and Schedules hereto and thereto and no statement contained in any document, certificate, or other writing furnished or to be furnished by MSC to the Company or any of its representatives or agents pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein made, in the light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and each of its Subsidiaries hereby represent and warrant to MSC as of the date hereof and as of the Closing Date that:

3.1 Organization and Qualification. The Company and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, which in the case of the Company is Delaware, and has full corporate power and authority to carry on its business as it is now being conducted and (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in such other jurisdictions in which it does business, except where such failure to be so qualified or licensed does not have a material adverse effect on the Company’s or any Subsidiary’s business; the Company and each of its Subsidiaries is duly and properly registered pursuant to applicable national and provincial laws and regulations in all states where the conduct of the Company’s and/or each of its Subsidiaries business as presently conducted requires such registration. The copies of the Certificate of Incorporation and Bylaws of the Company (the “Company Charter Documents”) to be provide to MSC hereunder are complete and correct copies of such instruments as presently in effect.

3.2 Authority. The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the Transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the Transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by MSC and Merger Sub, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Legal Requirements affecting creditors’ rights generally and subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law).

3.3 No Conflict. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or compliance by the Company with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the Company Charter Documents; (b) assuming that all consents, approvals, authorizations and permits described in Section 3.4 have been obtained and all filings and notifications described in Section 3.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Legal Requirement applicable to the Company or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance upon any of the respective properties or assets of the Company pursuant to any Contract or permit to which the Company is a party or by which they or any of its properties or assets may be bound or affected, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Encumbrances which, individually or in the aggregate, have not had a Material Adverse Effect on the Company.

3.4 Consents; Permits; Defaults. No notification to and no authorization, consent, approval, license, permit, registration, declaration, filing or order of any Governmental Authority is required by or with respect to, the Company in connection with the execution, delivery and performance of this Agreement and/or the Transaction Documents by the Company, except for the filing of the Certificate of Merger. The Company has all Permits required in connection with the operation of its business as presently conducted, except for those that the absence of which do not affect and will not affect, materially and adversely, the business, financial condition or the results of operations of the Company. No notice has been issued and no investigation, inquiry or review is pending or, to the Company’s Knowledge, threatened by any Governmental Authority with respect to (i) any alleged violation by the Company of any law, ordinance, regulation, order, policy, guideline or any other Legal Requirement of any Governmental Authority, or (ii) any alleged failure to have all Permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Company. There are no defaults, and the Company has no Knowledge of any reason why any default will occur hereafter, whether as a result of the consummation of the Merger or the other Transactions or otherwise, in any obligation to be performed by any party to a Contract to which the Company is a party or by which it is bound.

3.5 Litigation. There is no action pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or any executive officer or director of the Company, that, individually or in the aggregate, could have a Material Adverse Effect on the Company or its Subsidiaries, or which seeks to prohibit, restrict or delay consummation of the Transactions or any of the conditions to consummation of such Transaction.

3.6 Information in the Initial Form 8-K and Closing Form 8-K. The information supplied by the Company in writing expressly for inclusion or incorporation by reference in the Initial Form 8-K and the Closing Form 8-K (each as hereinafter defined but collectively the “Forms 8-K”), and any amendment thereof or supplement thereto, will not, on the date filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

3.7 Capitalization. As of the date hereof and as of the Closing Date, the authorized capital stock of the Company consists of (i) 61,000,000 shares of common stock, par value $0.01 consisting of 38,000,000 shares of Series A General Common stock, 10,000,000 shares of Series B Common Stock, 5,000,000 shares of Series C Common Stock, and 8,000,000 shares of Series D Common Stock and (ii) no shares of preferred stock. As of the date hereof and as of the Closing Date, (i) 34,558,172 shares of Series A Common Stock, 9,862,400 shares of Series B Common Stock, 3,525,000 shares of Series C Common Stock, and 7,446,561 shares of Series D Common Stock are outstanding and (ii) 3,441,828 shares of Series A Common Stock are held by the Company in its treasury.

Other than as set forth above or on Schedule 3.7 hereto, no shares of capital stock or other voting or non-voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any Purchase Right, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter Document, or any Contract to which the Company is a party or otherwise bound. Except as contemplated by this Agreement or as set forth on Schedule 3.7, there are no oral and/or written, direct and/or indirect options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound; (a) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company, (b) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company. As of the date of this Agreement, but excepting the Merger, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. To the Company’s Knowledge, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable securities laws and the Company has not been notified by any Governmental Authority of the absence of compliance by the Company with any applicable securities laws or other Legal Requirements. No shareholder of the Company has a matured and/or unmatured right of rescission or claim for damages with respect to capital stock of the Company.

3.8 Financial Statements.

(a) As of the Closing Date, the Company will have delivered to MSC: (i) a true and complete copy of the Company’s unaudited consolidated balance sheet as of the Balance Sheet Date and the related unaudited consolidated statements of operations, changes in the Company’s stockholder’s deficit and statements of cash flows for the nine month period then ended and (ii) a true and complete copy of the Company’s audited balance sheet as of December 31, 2014 and December 31, 2013 and the related audited statements of operations, statement of changes in stockholder’s equity and statements of cash flows for each of the years ended December 31, 2014 and December 31, 2013, prepared in accordance with GAAP, together with the report of KBL, LLP, the Company’s independent registered public accounting firm (“KBL”), (such statements, including the related notes and schedules thereto, are referred to herein as the “the Company GAAP Financial Statements”). The Company GAAP Financial Statements will be prepared from, are in accordance with, and accurately reflect, the books and records of the Company, comply in all material respects with applicable accounting requirements; fairly present in all material respects the financial position and the results of operations and cash flows (and changes in financial position, if any) of the Company as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end adjustments that are not material either individually or in the aggregate and the absence of footnotes). The Company GAAP Financial Statements will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as set forth in the notes thereto). The Company GAAP Financial Statements will be in a form appropriate for filing with the Commission.

(b) KBL, which will certify the Company GAAP Financial Statements and related schedules, is an independent registered public accounting firm registered with the Public Company Accounting Oversight Board (United States).

(c) There are no relationships or services, or any other factors that may affect the objectivity and independence of KBL under applicable auditing standards. KBL has not performed any non-audit services for any Person related to the Company.

3.9 Contracts.

(a) Schedule 3.9(a) contains an accurate and complete list and terms of all the Company’s Contracts. Other than as set forth on Schedule 3.9(a), the Company is not a party to or bound by any of the following, whether written or oral:

(i) Any Contract that cannot by its terms be terminated by the Company with thirty (30) days’ or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

(ii) Any Contract or commitment for capital expenditures by the Company in excess of $1,000,000 per calendar quarter in the aggregate;

(iii) Any lease or license with respect to any Properties, whether as landlord, tenant, licensor or licensee;

(iv) Any Contract or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

(v) Any Contract with any Affiliate of the Company relating to the provision of goods or services by or to the Company;

(vi) Any Contract for the sale of any assets;

(vii) Any Contract that purports to limit the Company’s freedom to compete freely in any line of business or in any geographic area;

(viii) Any preferential purchase right, right of first refusal, or similar agreement; or

(ix) Any other Contract that is material to the business of the Company.

(b) All of the Contracts listed or required to be listed in Schedule 3.9(a) are valid, binding and in full force and effect, and the Company has not been notified or advised by any party thereto of such party’s intention or desire to terminate or modify any such Contract in any respect. Neither the Company nor, to the Knowledge of the Company, any other party is in breach of any of the terms or covenants of any Contract listed or required to be listed on Schedule 3.9(a). Following the Closing, the Company will continue to be entitled to all of the benefits currently held by the Company under each Contract listed or required to be listed on Schedule 3.9(a).

(c) the Company is not a party to or bound by any Contract or Contracts the terms of which were arrived at by, or otherwise reflect, less-than-arm’s-length negotiations or bargaining.

3.10 Absence of Certain Changes or Events.

(a) Since the Applicable Date, there has not been, except as contemplated by this Agreement or reflected in the Company GAAP Financial Statements:

(i) any event, circumstance or change that had or might have a material adverse effect on the business, operations, prospects, Properties, financial condition or working capital of the Company;

(ii) any damage, destruction or loss (whether or not covered by insurance) that had or might have a material adverse effect on the business, operations, prospects, Properties or financial condition of the Company; or

(iii) Any material adverse change in the Company’s sales patterns, pricing policies, accounts receivable or accounts payable.

(b) Since the Applicable Date, the Company has not, except as reflected in the Company GAAP Financial Statements:

(i) merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person;

(ii) purchased any securities of any Person;

(iii) created, incurred, assumed, guaranteed or otherwise become liable or obligated with respect to any Liabilities, or made any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

(iv) made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of the Company’s business operations;

(v) entered into, amended or terminated a Contract;

(vi) sold, transferred, leased, mortgaged, encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties.

(vii) settled any claim or litigation, or filed any motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

(viii) incurred or approved, or entered into any Contract, agreement or commitment to make, any expenditure in excess of $500,000;

(ix) maintained its records and/or any other books of account other than in the usual, regular and ordinary manner in accordance with GAAP and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under GAAP;

(x) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment);

(xi) suffered any extraordinary losses or waived any rights of material value;

(xii) made any payment to any Affiliate or forgiven any indebtedness due or owing from any Affiliate to the Company;

(xiii) engaged in any one or more activities or transactions with an Affiliate or outside the ordinary course of business;

(xiv) declared, set aside or paid any dividends, or made any distributions or other payments in respect of its equity securities, or repurchased, redeemed or otherwise acquired any such securities;

(xv) amended its Certificate of Incorporation; or

(xvi) agreed or committed to do any of the foregoing.

3.11 Absence of Undisclosed Liabilities and Agreements. The Company does not have any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise) which are not accurately reflected or provided for in the balance sheet dated as of the Balance Sheet Date included within the Company GAAP Financial Statements (whether or not they are required to be disclosed under GAAP), other than those incurred in the ordinary course of the Company’s business since Applicable Date.

3.12 Compliance with Legal Requirements. The business of the Company has been operated in compliance with all laws, ordinances, rules, regulations and orders of all Governmental Authorities, except where such failure would not have a material adverse effect on the Company or its business. The Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Authority or any other body having jurisdiction over the Company’s operations. The Company has not received any written communication from a Governmental Authority that alleges that the Company is not in compliance with any federal, state, local or foreign laws, ordinances and regulations or has not made all of the filings required by all such authorities, organizations and agencies.

3.13 Tax Matters. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has timely filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and the Company has no Knowledge of a tax deficiency which has been asserted or threatened against the Company.

3.14 Absence of Questionable Payments. Neither the Company nor any Affiliate, director, officer, employee, agent, representative or other Person acting on behalf of the Company has: (i) used any funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities of foreign, federal, state or local government officials or others in violation of any Legal Requirement (including the Foreign Corrupt Practices Act of 1977, as amended), or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

3.15 Title to Property; Rights, Etc.

(a) Title to Property. the Company has delivered to MSC true, correct and complete copies of the list of Company assets set forth on Schedule 3.15(a) hereto as well as all leases of real and personal property used in the business of the Company, together with all amendments, modifications or supplements thereto (collectively, the “the Company Properties”). The Company Properties are owned solely by the Company, and Seller has good, assignable and marketable title to the Company Properties, free and clear of any and all Encumbrances other than the Permitted Encumbrances. Each component of such Company Properties, including but not limited to such leases, is in full force and effect and the Company has not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of such the Company Properties and, to the Knowledge of the Company, no other party is in default thereof. All material items of personal property used in the business of the Company are in good operating condition and fit for operation in the ordinary course of the Company’s business (subject to normal wear and tear) with no defects that could reasonably be expected to interfere with the conduct of the normal operation of such items and are suitable for the purposes for which they are currently being used.

3.16 Intellectual Property.

(a) Schedule 3.16(a) sets forth an accurate and complete list of the Company Intellectual Property as follows: (i) all patents, marks and copyrights owned by, controlled by or filed in the name of the Company that have been issued or registered in any jurisdiction, or for which an application to issue or register the rights in such Intellectual Property has been filed in any jurisdiction, (ii) all marks owned by the Company that are material to its business but that are not registered or subject to an application to register and (iii) all software that is owned exclusively by the Company that is material to the operation of the business of the Company as presently conducted and presently proposed to be conducted by the Company. Schedule 3.16(a) lists the jurisdictions in which each such item of the Company Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed, and the name of the owner of each such registration or application. To the Knowledge of the Company, all of the Company’s patents are valid.

(b) Except as set forth on Schedule 3.16(b), the Company owns or possesses adequate rights to use all Intellectual Property necessary to carry on the its business. The Company has taken all steps necessary to perfect its ownership of and interest in its Intellectual Property.

(c) The Company’s products and services, and the conduct of the business of the Company as presently conducted do not infringe, violate or constitute an unauthorized use or misappropriation of any Intellectual Property Right or other similar right, or any contractual right, of any Person.

(d) Except as set forth on Schedule 3.16(d), each item of the Company’s Intellectual Property that has been issued and registered in any jurisdiction by the Company is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such registered the Company Intellectual Property have been paid and all necessary documents and certificates in connection with such registered Intellectual Property owned by the Company have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Intellectual Property.

(e) Except as set for in Schedule 3.16(e), no other Person has any rights to any material Intellectual Property owned by the Company.

(f) Except with respect to licenses of generally available, commercial, off-the-shelf software licensed pursuant to standardized end-user or enterprise licenses for software in object code format available for a license fee of no more than $50,000 (collectively, “Company Off-The-Shelf Software”), and except pursuant to the Intellectual Property Licenses listed in Schedule 3.16(f) or as reflected in the Company GAAP Financial Statements, the Company is not under any liability whatsoever to make any payments or provide any other consideration, to any Person with respect to the Company’s use of any Intellectual Property in connection with the conduct of the business of the Company as presently conducted.

(g) Schedule 3.16(g) sets forth a complete and accurate list of all Contracts to which the Company is a party (other than licenses to the Company of Company Off-The-Shelf-Software) that (i) grant any Intellectual Property licenses to or from the Company, (ii) contain a covenant not to compete or otherwise limit the Company’s ability to use or exploit fully any of the Company Intellectual Property, or (iii) contain an agreement by the Company to indemnify any other Person against any claim of infringement of, violation, misappropriation or unauthorized use of any intellectual property rights of any third Person. The Company has delivered to MSC true, correct and complete copies of each Contract set forth on Schedule 3.16(g), together with all amendments, modifications or supplements thereto. All Intellectual Property licenses are valid, binding and enforceable agreements, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors’ rights.

(h) The Company has taken all commercially reasonable steps to protect the secrecy and confidentiality of all Trade Secrets of the Company.

(i) Except as set forth on Schedule 3.16(i), the Company is not, or has not been at any time during the five (5) years prior to the date hereof, the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceedings which involve a claim of infringement, misappropriation, unauthorized use or violation of any Intellectual Property rights of any Person, or challenging the Company’s ownership, use, validity or enforceability of any Intellectual Property. Except as set forth on Schedule 3.16(i), the Company has not received notice of any such threatened claim and to the Knowledge of the Company, there are no facts or circumstances that would form the basis for any such claim. To the Company’s Knowledge, all of the Company’s rights in and to its Intellectual Property are valid and enforceable in all material respects.

(j) To the Knowledge of the Company, no Person is infringing, violating, misusing or misappropriating any the Company Intellectual Property, and no claims of such infringements, violations, misuse or misappropriations have been made against any Person by any of the Persons in the Company.

(k) Except as set forth on Schedule 3.16(k), no present or former employee or consultant of the Company has any right, title, or interest, directly or indirectly, in whole or in part, in any the Company Intellectual Property owned or used by any of the Persons in the Company. To the Knowledge of the Company, no employee, consultant or independent contractor of any of the Persons in the Company is, as a result of or in the course of such employee, consultant or independent contractor’s engagement by the Company, in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement. Each employee of and consultant to the Company is bound by a non-disclosure and assignment of inventions agreement, copies of which have been made available to MSC.

(l) The Company has at all times complied in all material respects with all applicable Legal Requirements, as well as its own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of its business. No claims have been asserted or, to the Company’s Knowledge, threatened against any Person in the Company alleging a violation of any Person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any Legal Requirement or rule, policy, or procedure related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the its Business. Each Person in the Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

3.17 Banks. Schedule 3.17 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which the Company has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of the Company in matters concerning any of its business or affairs. No such proxies, powers of attorney or other like instruments are irrevocable. The Company has furnished MSC with true and complete copies of all such accounts, credit lines, and safe deposit boxes or vaults and any other such document that it has had since its inception.

3.18 Absence of Certain Business Practices. Neither the Company nor any other Affiliate or agent of the Company, or any other person acting on behalf of or associated with the Company, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier; or (b) directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, any official or employee of any government (domestic or foreign), or other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction), in each case which (i) may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the business, financial condition, operations or prospects of the Company, or (iii) if not continued in the future, may adversely affect the business, financial condition, operations or prospects of the Company.

3.19 Transactions with Affiliates. The Company has not purchased, acquired or leased any Property or services from, or sold, transferred or leased any Property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with any officer, director or shareholder of the Company or any of their respective Affiliates. No Affiliate of the Company is indebted to the Company for money borrowed or other loans or advances, and the Company is not indebted to any such Affiliate.

3.20 Absence of Certain Company Control Person Actions or Events. To the Company’s Knowledge, none of the following has occurred during the past three (3) years with respect to a Company Control Person:

(a) A petition under the federal bankruptcy laws or any provincial or state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or Property of such the Company Control Person, or any partnership in which he was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two (2) years before the time of such filing;

(b) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, his engagement in (i) any type of business practice, or (ii) any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such the Company Control Person to engage in any activity described in paragraph (c) of this item, or to be associated with Persons engaged in any such activity; or

(e) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

3.21 Books and Records; Internal Accounting Controls. The books and records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its Properties and the nature of all transactions giving rise to the obligations or accounts receivable of the Company to the extent required to be contained therein. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that; (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

3.22 Labor Matters. The Company is not a party to any representation or collective bargaining agreement with any employees.

3.23 Employment Agreements and Plans. The Company has furnished MSC with a list of all employment, consulting, advisory and confidentiality agreements to which the Company is a party. The Company has delivered to MSC true and complete copies of each such agreement (or written descriptions thereof for any such agreements which are not in writing). The Company has not and does not maintain or contribute to any outstanding incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, consultant, retirement, pension, medical, dental, disability or other benefit plans or arrangements with or for the benefit of any officer, employee or former officer, employee of the Company or for the benefit of any distributor, sales representative or other person resulting from a relationship with the Company.

3.24 Insurance. The Company has furnished MSC with a list of all material bonds and liability, fire and other insurance contracts of whatsoever description to which the Company is a party, and under which the Company is or was a beneficiary. The Company has sufficient and adequate insurance coverage for the purposes of operating its business as presently or contemplated to be conducted, and such insurance coverage is in full force and effect and there are no circumstances which might lead to any liability under such insurance policies being voided by the insurers or the premiums being increased. Consummation of the Merger or any of the other Transactions will not have the effect of terminating, or entitling any insurer to terminate, coverage under any such insurance policy. No claim is outstanding by the Company under any such policy and, to the Company’s Knowledge there are no circumstances likely to give rise to such a claim. The Company has adequate and effective insurance coverage to cover all potential risks generally associated with operating its business as presently or contemplated to be conducted.

3.25 The Company Common Stock. The shares of Company Common Stock to be cancelled pursuant to this Agreement were duly authorized, validly issued and outstanding, fully paid and non-assessable and vested in its holders free and clear of any restrictions on transfer (other than any restrictions under applicable securities laws), Taxes, Encumbrances, options, warrants, Purchase Rights, Contracts, commitments, equities, claims, and demands and will not be subject to any pre-emptive or other similar rights.

3.26 Environmental Matters. The Company is in compliance with all Environmental Laws and the requirements of all Permits issued under such Environmental Laws with respect to the Company in all material respects. There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings relating to Environmental Laws against the Company or any of its Affiliates.

3.27 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

3.28 Forms 8-K; Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion in the Forms 8-K or the Proxy Statement to be filed with the Commission and sent to the shareholders of MSC in connection with the special meeting of shareholders of MSC at which such shareholders will be asked to approve the Amendments pursuant to this Agreement (the “MSC Meeting”), including all amendments and supplements to the Proxy Statement, shall on the date or dates the Proxy Statement is first mailed to the shareholders of MSC and on the date or dates of the MSC Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall supply MSC with all business, financial, accounting, legal, management and other information about the Company as is required to be disclosed in the Proxy Statement.

3.29 Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company’s Charter Documents is, or on the Closing Date will be, applicable to the Company, the Company Common Stock, the Merger or any other Transaction. The Company’s board of directors has taken all action so that none of MSC, any Affiliate of MSC or any Affiliates of an Affiliate of MSC will be prohibited from entering into an affiliated transaction with the Company as an interested shareholder as a result of the execution of this Agreement, or the consummation of the Transactions contemplated hereby.

3.30 Due Diligence. All documents and other materials relating to the Company and provided to MSC in connection with this Agreement are true and correct in all material respects and do not contain any misstatement and/or omission.

3.31 No Subsidiaries. The Company has no Subsidiaries other than as set forth in the Company GAAP Financial Statements.

3.32 Disclosure. No representation or warranty by the Company in this Agreement, any other Transaction Documents and the Exhibits and Schedules hereto and thereto and no statement contained in any document, certificate, or other writing furnished or to be furnished by the Company to MSC or any of its representatives or agents pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein made, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV

PRE-CLOSING COVENANTS AND AGREEMENTS

4.1 Conduct of MSC. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, MSC agrees to conduct its business in accordance with its ordinary and usual course of business and in compliance with the Securities Act and the Exchange Act; use its best efforts, subject to the foregoing, to preserve MSC’s business organization, keep available to MSC the services of MSC’s officers and employees and maintain satisfactory relationships with customers, suppliers and others having business relationships with it; confer with representatives of the Company to keep them informed with respect to operational matters of a material nature and to report the general status of the ongoing operations of the business of MSC; maintain MSC’s books and records in compliance with the Exchange Act; and refrain from taking any of the following actions without the express prior written consent of the Company:

(i) Incur any debt, Liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary and usual course of its business, or pay any debt, Liability or obligation of any kind other than such current liabilities and current maturities of existing long-term debt;

(ii) Assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation;

(iii) Except as contemplated hereby, make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution (whether in cash, capital stock or property) with respect to its capital stock;

(iv) Transfer, lease, mortgage, pledge or otherwise encumber any of its Properties;

(v) Sell, lease, transfer or dispose of any of its Properties, waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it;

(vi) Make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any Property of any other individual, firm or corporation, other than in the ordinary and usual course of its business;

(vii) Enter into any transaction with any director, officer, shareholder or Affiliate of MSC or with any Affiliate of any director, officer, shareholder or Affiliate of MSC, except as contemplated by this Agreement;

(viii) Amend the MSC Charter Documents;

(ix) Increase in any manner the compensation or fringe benefits of any of its directors, officers, employees, including any increase of pension or retirement allowance, life insurance premiums or other benefit payments to any such directors, officers or employees, or commit itself to any employment agreement or employment arrangement with or for the benefit of any officer, employee or registered representatives or other person, except as contemplated by this Agreement;

(x) Violate any Legal Requirement applicable to MSC and/or its business;

(xi) Issue or sell any shares of MSC capital stock (except (A) upon the exercise or conversion of presently exercisable options or warrants or Convertible Debt) or other securities, or grant or enter into any option, warrant, call or commitment with respect to any securities of MSC;

(xii) Merge or consolidate with, or purchase a substantial portion of the assets of, or by any other manner acquire or combine with any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material to MSC, its business, financial condition or results of operations;

(xiii) Pay any accrued fees or salaries to officers, directors, shareholders, or Affiliates, except salaries payable in accordance with present practices of MSC;

(xiv) Organize any subsidiaries, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business;

(xv) Prepay any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred;

(xvi) Make any single capital expenditure or commitment in excess of Ten Thousand Dollars ($10,000) or make aggregate capital expenditures and commitments in excess of Fifty Thousand Dollars ($50,000); or

(xvii) Enter into an agreement to do any of the things described in clauses (i) through (xvi) of this Section 5.1.

4.2 Conduct of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company agrees to conduct its business in accordance with its ordinary and usual course of business; use its best efforts, subject to the foregoing, to preserve the Company’s business organization, keep available to the Company the services of the Company’s officers and employees and maintain satisfactory relationships with customers, suppliers and others having business relationships with it; confer with representatives of MSC to keep it informed with respect to operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company; maintain the Company’s books and records in compliance with GAAP; and refrain from taking any of the following actions without the express prior written consent of MSC:

(i) Incur any debt, Liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary and usual course of its business, or pay any debt, Liability or obligation of any kind other than such current liabilities and current maturities of existing long-term debt;

(ii) Assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation;

(iii) Except as contemplated hereby, make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution (whether in cash, capital stock or property) with respect to its capital stock;

(iv) Transfer, lease, mortgage, pledge or otherwise encumber any of the Company Properties;

(v) Sell, lease, transfer or dispose of any of the Company Properties, waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it;

(vi) Make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any Property of any other individual, firm or corporation, other than in the ordinary and usual course of its business;

(vii) Enter into any transaction with any director, officer, shareholder or Affiliate of the Company or with any Affiliate of any director, officer, shareholder or Affiliate of the Company, except as contemplated by this Agreement;

(viii) Amend the Company Charter Documents;

(ix) Increase in any manner the compensation or fringe benefits of any of its directors, officers, employees, including any increase of pension or retirement allowance, life insurance premiums or other benefit payments to any such directors, officers or employees, or commit itself to any employment agreement or employment arrangement with or for the benefit of any officer, employee or registered representatives or other person, except as contemplated by this Agreement;

(x) Violate any Legal Requirement applicable to the Company and/or its business;

(xi) Issue or sell any shares of the Company capital stock or other securities, or grant or enter into any option, warrant, call or commitment with respect to any securities of the Company;

(xii) Merge or consolidate with, or purchase a substantial portion of the assets of, or by any other manner acquire or combine with any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material to the Company, its business, financial condition or results of operations;

(xiii) Pay any accrued fees or salaries to officers, directors, shareholders, or Affiliates, except salaries payable in accordance with present practices of the Company;

(xiv) Organize any subsidiaries, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business;

(xv) Prepay any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred;

(xvi) Make any single capital expenditure or commitment in excess of One Million Dollars ($1,000,000); or

(xvii) Enter into an agreement to do any of the things described in clauses (i) through (xvi) of this Section 5.2.

4.3 MSC Meeting. MSC shall take all action in accordance with the federal securities law, Chapter 78 and Chapter 92A of the DGCL, and MSC’s Charter Documents, necessary to convene the MSC Meeting on the earliest practical date as reasonably determined by MSC in light of the circumstances, and to obtain the MSC Shareholder Approval.

4.4 Preparation of the Proxy Statement.

(a) MSC and the Company shall cooperate to prepare the Proxy Statement. Once MSC and the Company consent to the filing of the Proxy Statement with the Commission (which consent shall not be unreasonably withheld, conditioned or delayed), MSC shall file the Proxy Statement with the Commission. MSC shall use reasonable efforts to have the Proxy Statement cleared by the Commission as promptly as practicable thereafter. If, at any time prior to the Closing Date, MSC or the Company shall obtain knowledge of any information contained in or omitted from the Proxy Statement that would require an amendment or supplement to the Proxy Statement, the Party obtaining such knowledge will promptly so advise the other Parties in writing and each of MSC and the Company shall promptly take such action as shall be required to amend or supplement the Proxy Statement. The Company shall promptly furnish to MSC all financial and other information concerning it as may be required for the Proxy Statement and any supplements or amendments thereto. After the Proxy Statement has been cleared by the Commission, each of MSC and the Company shall use reasonable efforts to mail it as soon as reasonably practicable to the MSC shareholders. The Proxy Statement shall include all information required under applicable Legal Requirements to be furnished to MSC’s shareholders in connection with the Amendments, this Agreement and the Transactions and shall include the recommendation of MSC’s board of directors in favor of the Amendments.

(b) Notwithstanding anything contained in this Agreement to the contrary, MSC shall not be obligated to take any action under this Section 4.4 unless and until the following conditions shall have been met: (i) MSC shall have received any financial statements of the Company and any other financial information of the Company required for inclusion in the Proxy Statement as determined by MSC in its reasonable discretion, (ii) MSC shall have received all information it needs to prepare pro forma financial statements if required to be included in the Proxy Statement under the Commission’s rules, and (iii) MSC shall have received such auditor consents from its and the Company’s auditors as it deems necessary or desirable.

4.5 Regulatory Consents, Authorizations, etc. Each Party hereto will use its reasonable best efforts to obtain all consents, authorizations, orders and approvals of, and to make all filings and registrations with, any Governmental Authority and any other Person which is required for or in connection with the consummation by it of the Transactions and will cooperate fully with the other Parties in assisting them to obtain such consents, authorizations, orders and approvals and to make such filings and registrations. No Party hereto will take or omit to take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

4.6 Negotiations with Others. During the period from the date of this Agreement to the Closing Date, or until this Agreement is terminated in accordance with the provisions of Article IX, if it is so terminated, MSC will not, directly or indirectly, initiate discussions or negotiations with, or provide any information other than publicly available information to, any corporation, limited liability company, partnership, person or other entity or group (other than the Company) concerning any possible proposal regarding a sale of capital stock of MSC or a merger, consolidation, sale of substantially all Properties or other similar transaction involving MSC or any division or major asset of MSC without the express prior written consent of the Company, which consent may be withheld in the Company’s sole and absolute discretion.

4.7 Publicity. No Party hereto will issue any press release or otherwise make any public statement with respect to the Merger without the express prior written consent of the Company in the case of MSC or MSC in the case of the Company, except as may be required under applicable Legal Requirements; provided, however, with respect to MSC’s Current Report on Form 8-K to be filed with the Commission disclosing MSC’s entry into this Agreement (the “Initial Form 8-K”), the Parties will consult with each other before filing such Form 8-K and provide each other the opportunity to review and comment upon such Initial Form 8-K, and MSC shall not file such Initial Form 8-Ks with the Commission without the Company’s express prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

4.8 Access. From the date of this Agreement to the Closing Date, MSC shall provide reasonable access to the Company and its representatives during normal business hours to the Properties, books, records, customer accounts and Contracts of MSC and furnish to the Company such documents and information concerning MSC’s business as the Company may request. The Company shall hold and shall cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of applicable law, all documents and information concerning MSC and its business provided to them.

4.9 Form 8-K Information. The Company shall provide MSC with such audited annual and unaudited interim financial information, pro forma financial information and all footnotes thereto and auditor’s letters relating to its business as may be requested by MSC in order for MSC to comply with its reporting and disclosure obligations under the rules and regulations of the Commission (the “Form 8-K Financial Information”), in connection with MSC’s preparation of its Current Report on Form 8-K, and any amendments thereto, regarding the Closing (the “Closing Form 8-K”). The Company shall provide such Form 8-K Financial Information promptly so as to allow MSC and KBL to: (i) review all financial statements relating to the Company as shall be required to be included in said Closing Form 8-K, and (ii) timely file the Closing Form 8-K. The Company shall in a prompt and timely manner provide KBL with such management representations as may be requested by KBL in connection with its preparation of any financial statements for the Company relating to the Closing Form 8-K. In addition, the Company shall also provide to MSC such additional information regarding the Company that would be required if MSC were filing a general registration of securities on Form 10 under the Exchange Act (the “Form 8-K Business Disclosures”) as may be reasonably requested by MSC.

4.10 Appointment of Officers and Directors. MSC shall take all action necessary to have, effective immediately at the Effective Time, the persons set forth on Schedule 4.10 as officers of MSC (the “Company Officer Designees”).

4.11 Additional Agreements, Amendments or Supplements to Schedules.

(a) Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

(b) After the date hereof and prior to the Closing Date, each of the Company and MSC shall, as soon as practicable, supplement or amend the Schedules required by this Agreement with respect to any matter arising after the date hereof which, if existing or occurring at the date hereof, would have been required to be set forth or described in such Schedules.

ARTICLE V

POST-CLOSING COVENANTS

5.1 Filing of Current Report on Closing Form 8-K and Press Release. MSC shall no later than four (4) Business Days after the Closing Date file the Closing Form 8-K with the Commission. Other than with respect to any such Closing Form 8-K, the Parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the Merger and shall not issue any such press release or make any such public statement without the prior written consent of the other Parties, except as may be required pursuant to applicable Legal Requirements.

5.2 Filing of Schedule 14F-1. MSC shall as promptly as practicable after the Closing Date file the Information Statement on Schedule 14F-1 with the Commission for the election of the designees of the Company set forth on Schedule 5.2 (the “Company Board Designees”) to be so elected to the board of directors of MSC.

5.3 Further Assurances. Subject to the terms and conditions herein provided, each of the Parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement. Each of the parties hereto will use their respective commercially reasonable efforts to obtain the consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Parties will, as promptly as practicable, apply for and diligently prosecute all applications for, and will use their commercially reasonable efforts promptly to: (a) effect all necessary registrations and filings, (b) defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including Governmental Authorities or officials), challenging this Agreement or the consummation of the Transactions and (c) furnish to each other such information and assistance and to consult with respect to the terms of any registration, filing, application or undertaking as reasonably may be requested in connection with the foregoing. The Company shall also furnish the MSC with all financial statements and other information required by the MSC to satisfy all regulatory requirements, including its December 31, 2014 and subsequent financial statements and all other information required to satisfy MSC’s filing requirements with the Commission. The provisions of this Section 5 shall survive the Closing.

ARTICLE VI

CONDITIONS TO THE CLOSING

6.1 Conditions to Closing of MSC. The obligations of MSC to consummate the transactions contemplated by this Agreement including, without limitation, the issuance of the MSC Common Stock, are subject to the fulfillment, to the reasonable satisfaction of MSC (or waiver, if permissible under applicable law), prior to or on the Closing Date of each of the following conditions:

(a) Regulatory Consents, Authorizations, Etc. All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Authority which are required for or in connection with the execution and delivery of this Agreement and the consummation by each Party hereto of the Merger shall have been obtained or made.

(b) Representations, Warranties, Covenants, etc. The representations and warranties of the Company contained in this Agreement and/or the other Transaction Documents to which it is a Party, taken together with the Exhibits and Schedules attached hereto, shall have been true and correct in all material respects on the date hereof and, taken together with the Schedules attached hereto on the Closing Date, shall also be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

(c) Litigation; Other Events. No claim, action, suit or proceeding shall have been instituted or shall be threatened by any Person which seeks to prohibit, restrict or delay consummation of the Merger, or any of the conditions to consummation of such Merger, or to subject MSC to liability on the ground that it has breached any Legal Requirement or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

(d) Closing Deliveries. The Closing Deliveries specified in Section 7.1 shall have been made by the Company.

6.2 Conditions to Closing of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement including, without limitation, the cancellation of the Company Common Stock in exchange for the MSC Common Stock, are subject to fulfillment (or waiver, if permissible under applicable law), to the satisfaction of the Company, on or prior to the Closing Date, of each of the following conditions:

(a) Regulatory Consents, Authorizations, etc. All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Authority which are required for or in connection with the execution and delivery of this Agreement and the consummation by each Party hereto of the Merger shall have been obtained or made.

(b) Representations, Warranties, Covenants, Etc. The representations and warranties of MSC contained in this Agreement and/or the other Transaction Documents, taken together with the Exhibits and Schedules attached hereto, shall have been true and correct in all material respects on the date hereof and, taken together with the Schedules attached hereto on the Closing Date, shall also be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; and MSC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and/or the other Transaction Documents to be performed or complied with by it on or prior to the Closing Date.

(c) Litigation; Other Events. No claim, action, suit or proceeding shall have been instituted or shall be threatened by any Person (excluding any such matter initiated by or on behalf of the Company) which (i) seeks to prohibit, restrict or delay consummation of the Merger, or any of the conditions to consummation of such Merger (ii) seeks to subject the Company or any of its directors, officers, employees or agents to liability on the ground that it or they have breached any Legal Requirement or otherwise acted improperly in relation to the transactions contemplated by this Agreement, or otherwise (iii) could in the sole and absolute discretion of the Company have a Material Adverse Effect on the Company or MSC or their respective businesses.

(d) Form 8-K. MSC shall have filed the Initial 8-K and be prepared and be ready to the reasonable satisfaction of the Company to timely file the Closing Form 8-K within four (4) business days from the Closing Date.

(e) Shareholder Approval and Amendments. The MSC Shareholder Approval shall have been obtained and the Amendments shall be effective in accordance with applicable law.

(f) Reporting Requirements. On the Closing Date, MSC shall be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(g) Absence of Certain Events. Since the Applicable Date and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or might in the opinion of the Company have a Material Adverse Effect on MSC or the Merger.

(h) Proceedings Satisfactory. All proceedings to be taken by MSC in connection with the Transactions and all documents incident thereto shall be satisfactory in form and substance to the Company, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may request.

(i) Bankruptcy Proceedings. No proceeding in which MSC shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

(j) Quotation of Common Stock. The shares of MSC Common Stock shall be quoted on the OTCQB and there shall be at least one broker-dealer registered with the Commission and a member of FINRA making a market in such shares.

(k) DTC Eligibility. The shares of MSC Common Stock shall be DTC eligible and proof thereof shall be furnished to the Company.

(l) Appointments. MSC shall have appointed the Company Officer Designees and delivered proof thereof.

(m) Closing Deliveries. The Closing Deliveries specified in Section 7.2 shall have been made and delivered to the Company by MSC.

(n) No Liabilities. MSC shall not have any Liabilities (and there shall be no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability).

(o) Conversion of Convertible Debt. The Convertible Debt will have been converted into 600,000 shares of MSC Common Stock (on a post-Reverse Split basis).

ARTICLE VII

CLOSING DELIVERIES

7.1 Documents to be delivered by the Company. On or before the Closing, the Company shall deliver or cause to be delivered to MSC:

(a) An Officer’s Certificate, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 7.1 as of the Closing Date.

(b) A Secretary’s Certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Company’s board of directors and shareholders approving the Transactions, including the Merger, which resolutions shall be in full force and effect, (ii) the Company Charter Documents, which Company Charter Documents shall be in full force and effect, and (iii) the authority and incumbency of the officers of the Company executing this Agreement and any other documents required to be executed or delivered in connection therewith.

(c) Good standing certificates from the Secretary of Delaware, dated within five (5) Business Days of the Closing Date, of the Company.

(d) Such other documents as MSC may reasonably require to give effect to the terms and intention of this Agreement.

7.2 Documents to be delivered by MSC. On or before the Closing, MSC and Merger Sub shall deliver or cause to be delivered to the Company:

(a) Officer’s Certificate. An Officer’s Certificate, dated as of the Closing Date, confirming the accuracy of MSC’s representations, warranties and covenants as of the Closing Date and confirming the compliance by MSC with the conditions precedent set forth in Section 7.2 as of the Closing Date.

(b) Secretary’s Certificate. A Secretary’s Certificate, dated as of the Closing Date, as to (i) the resolutions adopted by each of MSC’s and Merger Sub’s board of directors approving the Transactions, including the Merger, which resolutions shall be in full force and effect, (ii) the MSC Charter Documents, which MSC Charter Documents shall be in full force and effect, and (iii) the authority and incumbency of the officers of MSC and Merger Sub executing this Agreement and any other documents required to be executed or delivered in connection therewith.

(c) Such other documents as the Company may reasonably require to give effect to the terms and intention of this Agreement.

(d) Good standing certificates from the Secretary of State of Nevada and Delaware, dated within five (5) Business Days of the Closing Date, of MSC and Merger Sub, respectively.

(e) Promptly following the Closing, MSC shall deliver or cause to be delivered certificates for the MSC Common Stock to the shareholders of the Company in accordance with this Agreement.

ARTICLE VIII

SURVIVAL, AMENDMENT AND WAIVER

8.1 No Survival of Representations and Warranties. Except as otherwise provided in Section 9.2 with respect to the termination of this Agreement pursuant to Section 9.1, all of the representations, warranties and agreements contained in this Agreement or in any other certificate, writing or agreement delivered pursuant hereto or in connection herewith shall terminate upon the Effective Time, except as to any matter which is based successfully upon fraud with respect to which the cause of action shall expire only upon expiration of the applicable statute of limitations.

8.2 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

8.3 Waiver. At any time prior to the Effective Time, MSC, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any Uncured Inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other Party with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX
TERMINATION

9.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing Date, whether before or after receipt of the MSC Shareholder Approval:

(a) by the mutual written consent of MSC and the Company duly authorized by each of their respective boards of directors; or

(b) by either of MSC or the Company if the Merger shall not have been consummated on or before March 31, 2016 (the “Expiration Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a party if the failure of the Merger to have been consummated on or before the Expiration Date was primarily due to the breach in any material respect of any of such party’s obligations under this Agreement; or

(c) by the Company, if:

(i) MSC shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 6.2(b) and (y) has not been cured by MSC within thirty (30) calendar days after MSC’s receipt of written notice thereof from the Company (which notice shall specify in reasonable detail the nature of such breach or failure) or is incapable of being cured by MSC by the Expiration Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if there shall be an inaccuracy as of such time of any representation or warranty contained in Article III (assuming such representation and warranty were made as of such time), or if the Company shall have breached any covenant or other obligation in this Agreement, in each case, such that the conditions contained in Section 6.1 would not be capable of being satisfied;

(ii) if MSC shall have materially breached any of its obligations under Section 4.6; or

(iii) (A) all of the conditions set forth in Sections 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied as if such time were the Closing), (B) the Company has irrevocably confirmed by notice in writing to MSC (x) that all of the conditions set forth in Section 6.1 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied or waived at the Closing) or that it is waiving any unsatisfied conditions in Section 6.2 for the purpose of consummating the Closing and (y) it and the Company are ready, willing and able to consummate the Closing; (C) MSC fails to complete the Closing within two (2) Business Days after the delivery of such notice; and (D) the Company stood ready, willing and able to consummate the Closing during such two (2) Business Day period.

(d) by MSC, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 6.1(b) and (y) has not been cured by the Company within twenty (20) calendar days after the Company’s receipt of written notice thereof from MSC or is incapable of being cured by the Company by the Expiration Date; provided, however, that MSC shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if there shall be an inaccuracy as of such time of any representation or warranty contained in Article II (assuming such representation and warranty were made as of such time), or if MSC shall have breached any covenant or other obligation in this Agreement, in each case, such that the conditions contained in Section 6.2 would not be capable of being satisfied.

9.2 Effect of Termination.

(a) In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 9.2 and 9.3, Article VIII and Article X), all of which shall survive termination of this Agreement in accordance with their terms), and there shall be no liability on the part of the Company or MSC or their respective directors, officers and Affiliates, except that MSC and the Company may have liability as provided in Section 9.3.

(b) The parties acknowledge that the agreements contained in this Section 9.2 and in Section 9.1 and Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement.

9.3 Termination Fee

(a) In the event that this Agreement is terminated pursuant to Section 9.1(c) then, within five (5) Business Days, MSC shall pay or cause to be paid to the Company, by wire transfer of immediately available funds, the sum of $10,000 (the “Termination Fee”); it being understood and agreed that in no event shall MSC be required to pay the Termination Fee on more than one occasion.

(b) In the event that this Agreement is terminated by MSC pursuant to Section 9.1(d), then the Company shall pay, within five (5) Business Days thereof, by wire transfer of immediately available funds, the Termination Fee, it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion; provided further, if the Company pays the Termination Fee then MSC shall have no further rights against the Company hereunder.

(c) To the extent that the Company receives the Termination Fee, or MSC receives the Termination Fee, pursuant to this Section 9.3, then (i) with respect to MSC, (A) such Termination Fee shall constitute the exclusive remedy of the Company against MSC and its Subsidiaries and their respective shareholders, directors, officers, employees, agents, Affiliates and assignees (MSC, its Subsidiaries and such other Persons being referred to collectively in this Agreement as the “MSC Related Parties”) for any Damages suffered as a result of the failure of the Transactions to be consummated, and (B) upon payment of such amount, none of the MSC Related Parties shall have any further liability arising out of this Agreement or the Transactions, and (ii) with respect to the Company, (A) such Termination Fee shall constitute the exclusive remedy of MSC against the Company and its shareholders, directors, officers, employees, agents, Affiliates and assignees (the Company and such other Persons being referred to collectively in this Agreement as the “Company Related Parties”) for any damages suffered as a result of the breach of this Agreement of failure of the Transactions to be consummated, and (B) upon payment of such amount, none of the Company Related Parties shall have any further obligation or liability arising out of or related to this Agreement or the Transactions. The Company acknowledges and agrees that the maximum liability of MSC and MSC Related Parties under this Agreement shall be limited to the amount of the Termination Fee. MSC acknowledges and agrees that the maximum liability of the Company and the Company Related Parties under this Agreement shall be limited to the amount of the Termination Fee. The parties acknowledge that the Termination Fees are not a penalty, but rather are liquidated damages in a reasonable amount that will compensate the Company or MSC, as the case may be, in the circumstances in which such payments are payable. If the Company or MSC, as the case may be, fails to promptly pay the amount due pursuant to this Section 9.3, the Company or MSC, as the case may be, shall reimburse the other party for interest on such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.

(d) In no event shall a shareholder, director, officer or employee of any of MSC, Merger Sub or the Company, as the case may be, have any liability for the payment of a Termination Fee pursuant to this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Assignment. Neither this Agreement nor any right created hereby shall be assignable by any Party hereto without the prior written consent of the other Parities.

10.2 Non-Waiver. The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving Party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

10.3 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any Person other than the Parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.4 Notices. Any notice or communication must be in writing and will be deemed given: (i) when delivered if delivered personally (including by courier); (ii) on the third (3rd) Business Day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (iii) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery; or (iv) upon receipt of a confirmed transmission, if sent by email. For purposes of notice, the addresses of the Parties shall be:

If to MSC:	Magnolia Solar Corporation
54 Cummings Park, Suite 316
Woburn, MA 01801
Attention: Dr. Ashok K. Sood, CEO & President
Telephone: (781) 497-2900

If to the Company	EcoArk, Inc.
3333 Pinnacle Parkway, Suite 220
Rogers, Arkansas 72758
Attention: Randy May, CEO
Telephone: (479) 259-2982

10.5 Governing Legal Requirement; Venue; Waiver of Trial by Jury. This Agreement shall be governed solely and exclusively by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, State and County of New York. By its execution hereof, the Parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the State of New York. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the Party prevailing therein shall be entitled to payment from the other Party hereto of its reasonable counsel fees and disbursements.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY AGREEMENT EXECUTED PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT EXECUTED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

10.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.7 Email Transmissions. This Agreement, the other Transaction Documents and all agreements, documents and certificates delivered pursuant to this Agreement and/or the other Transaction Documents or in connection with the Transactions may be executed by any Party and transmitted by such Party to any other Party or Parties by email, and any such document shall be deemed to have full force and effect as if the facsimile or email signature or signatures on such documents were original.

10.8 Third Party Beneficiaries. None of the provisions of this Agreement or any Transaction Document is intended to grant any right or benefit to any Person or entity which is not a Party to this Agreement.

10.9 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

10.10 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

10.11 Entire Agreement. This Agreement and the other Transaction Documents, constitute the entire contract between the Parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter.

10.12 Joint Negotiation and Drafting. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and the agreements ancillary hereto and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement and the agreements ancillary hereto shall be construed as jointly drafted by the Parties hereto or thereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or of any of the agreements ancillary hereto.

10.13 Fees and Expenses.

(a) Except as otherwise provided in Section 9.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

MAGNOLIA SOLAR CORPORATION

By:	/s/ Ashok K. Sood
Name:	Dr. Ashok K. Sood
Title:	CEO & President

MAGNOLIA SOLAR ACQUISITION CORPORATION

By:	/s/ Ashok K. Sood
Name:	Dr. Ashok K. Sood
Title:	CEO & President

ECOARK, INC.

By:	/s/ Randy May
Name:	Randy May
Title:	CEO

Exhibit A Certificate of Merger

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is EcoArk, Inc. and the name of the corporation being merged into this surviving corporation is Magnolia Solar Acquisition Corporation

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is EcoArk, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on  ,

SIXTH: The Agreement of Merger is on file at 3333 Pinnacle Parkway, Suite 220, Rogers, Arkansas 72758.

the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the ____ day of 2016.

By:

Name:

Title:

Schedule 4.10 Company Officer Designees

Randy May	Chief Executive Officer
Dr. Ashok Sood	President
Dr. Yash R. Puri	Chief Financial Officer
Roshan Weerasinghe	Chief Operations Officer
Greg Landis	Secretary

Schedule 5.2 Company Board Designees

Randy May

Greg Landis

Gary Metzger

Dr. Ashok Sood

Dr. Yash R. Puri